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                                                                   Exhibit 23(b)

           CONSENT OF GOODMAN PHILLIPS & VINEBERG S.E.N.C. (MONTREAL)

          The undersigned hereby consent to references to our firm in the Prospectus Supplement dated June 11, 1997 of Potash Corporation of Saskatchewan Inc. (No. 333-27685) under the heading "Certain Canadian Federal Income Tax Considerations" and "Legal Matters."



Montreal, Canada                 GOODMAN PHILLIPS & VINEBERG S.E.N.C. (Montreal)
June 16, 1997